UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 9, 2004
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire 03079
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.  Other Events

On November 9, 2004, StockerYale, Inc., ("StockerYale") received a "Wells Notice" from the staff of the Securities and Exchange Commission ("SEC") relating to certain disclosures contained in press releases that the company issued on April 19, 2004 and April 21, 2004. The Wells Notice stated that the staff of the SEC intends to recommend that a civil action be brought against StockerYale and Mark W. Blodgett, Chairman and Chief Executive Officer of StockerYale, alleging violations of Section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Under the SEC's procedure, StockerYale will have an opportunity to respond to the staff's recommendation before the SEC initiates a civil action. StockerYale has been cooperating in the staff's investigation and intends to respond promptly to the Wells Notice. In its response, StockerYale intends to vigorously defend its actions. There can be no assurance that this matter will be resolved in a manner favorable to StockerYale or Mr. Blodgett or that the ultimate impact on StockerYale will not be material.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	November 15, 2004	By:	/s/ Richard P. Lindsay Richard P. Lindsay Chief Financial Officer and Secretary

2 / STKR /	END	FORM 8-K